SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

RESOURCES CONNECTION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the

    offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the     date of its filing.

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September 11, 2003

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2003 Annual Meeting of Stockholders of Resources Connection, Inc. to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, on October 17, 2003, at 10:00 a.m., Pacific Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Resources Connection and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope; alternatively, you may be able to vote by phone or internet as set forth in the enclosed information. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on October 17, 2003, and urge you to return your proxy card as soon as possible.

Sincerely,

Donald B. Murray

President, Chief Executive Officer and  Chairman of the Board

RESOURCES CONNECTION, INC.

695 TOWN CENTER DRIVE,

SUITE 600

COSTA MESA, CALIFORNIA 92626

(714) 430-6400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 17, 2003

To the Stockholders of Resources Connection, Inc.:

The Annual Meeting of Stockholders of Resources Connection, Inc. will be held at 10:00 a.m., Pacific Daylight Time, on October 17, 2003, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, for the following purposes:

1.  To vote for the election of Donald B. Murray, Gerald Rosenfeld and A. Robert Pisano to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2006; and

2.  To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 22, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Stephen J. Giusto

Secretary

Costa Mesa, California

September 11, 2003

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE OR, IF ELIGIBLE, VOTE BY PHONE OR INTERNET ACCORDING TO THE ENCLOSED

INSTRUCTIONS

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Resources Connection, Inc. (“Resources Connection”), a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Daylight Time, on October 17, 2003, at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California, and at any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about September 15, 2003.

We are enclosing a copy of our 2003 Annual Report to Stockholders, which includes our fiscal 2003 financial statements. The Annual Report is not, however, part of the proxy materials.

ABOUT THE MEETING

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the election of three directors (Donald B. Murray, Gerald Rosenfeld and A. Robert Pisano).

How does the Board of Directors recommend I vote in the election of directors?

Our Board of Directors recommends you vote FOR each of the nominees.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on August 22, 2003, which is known as the record date, are entitled to vote.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the director nominees. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote by phone or internet, as set forth in the enclosed information. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposal described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Donald B. Murray and Stephen J. Giusto, our Chief Executive Officer and Chief Financial Officer, respectively, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of American Stock Transfer & Trust, the independent inspector of election, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 22,409,304 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

What vote is required to approve the proposal to elect the nominees for directors?

A plurality of the shares of common stock voted in person or by proxy is required to elect the nominees for directors. A plurality means that the three nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. Because there were 22,409,304 eligible votes as of the record date, we will need at least 11,204,653 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” be treated?

“Broker non-votes” are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not count as votes for or votes withheld for any director nominee.

Who can attend the Annual Meeting?

All stockholders as of August 22, 2003, can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please either (1) write Kate W. Duchene, our Chief Legal Officer, at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626; or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2004 annual meeting?

Advance Notice Procedures.    Under our bylaws, business may be brought before an annual meeting if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than June 19, 2004 and no later than July 19, 2004). These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in next year’s proxy statement.

Stockholder Proposals for the 2004 Annual Meeting.    If you are submitting a proposal to be included in next year’s proxy statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than May 2, 2004.

How will Resources Connection solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

How do I obtain a copy of the Annual Report on Form 10-K that Resources Connection filed with the Securities and Exchange Commission?

If you desire a copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Investor Relations Department at 695 Town Center Drive, Suite 600, Costa Mesa, California 92626, or from our Investor Relations website at “http://ir.resourcesconnection.com”.

The Company’s fiscal year consists of 52 or 53 weeks, ending on the last Saturday in May in each year. For convenience, all references herein to years or periods are to years or periods ended May 31. The fiscal years ended May 31, 2001 and 2002 consisted of 52 weeks. The fiscal year ended May 31, 2003 consisted of 53 weeks.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, three directors will be elected, each serving a term of three years expiring at our 2006 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Each of the nominees, Donald B. Murray, Gerald Rosenfeld and A. Robert Pisano, is presently a member of our Board of Directors. The Board of Directors, acting upon the recommendation of the Corporate Governance, Nominating and Compensation Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. (See “Nominees” below).

The six directors whose terms of office do not expire in 2003 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified. (See “Other Directors” below).

If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to serve if elected.

Nominees

The directors standing for election are:

Donald B. Murray, age 56, co-founded Resources Connection in June 1996 and served as our Managing Director from inception until April 1999. Mr. Murray has served as our Chairman, Chief Executive Officer and President and as one of our directors since the management buyout in April 1999. Prior to founding Resources Connection, Mr. Murray was Partner-In-Charge of Accounting and Assurance Services for the Orange County, California office of Deloitte & Touche LLP, a professional services firm, from 1988 to 1996. From 1984 to 1987, Mr. Murray was the Partner-In-Charge of the Woodland Hills, California office of Touche Ross & Co., a predecessor firm to Deloitte & Touche LLP, a professional services firm, an office he founded in 1984. Mr. Murray was admitted to the Deloitte & Touche partnership in 1983.

Gerald Rosenfeld, age 56, is a director of Resources Connection, a position he has held since April 1999. Mr. Rosenfeld is the Chief Executive Officer of Rothschild North America, an investment banking firm, a position he has held since January 2000. Previously, from November 1998 to January 2000, he was the Managing Member of G. Rosenfeld & Co. LLC, an investment banking and consulting firm. Prior to that time, Mr. Rosenfeld was Senior Managing Director of NationsBanc Montgomery Securities LLC, an investment banking firm, from April to November 1998, and a Managing Director and head of Investment Banking of Lazard Frères & Co. LLC, an investment banking firm, from 1992 to 1998. Mr. Rosenfeld is also a director and Chairman of the Audit Committee of ContiGroup, Inc.

A. Robert Pisano, age 60, is a director of Resources Connection, a position he has held since November 2002. Mr. Pisano is the National Executive Director and Chief Executive Officer of the Screen Actors Guild, a position he has held since September 2001. Previously, from October 1996 to August 2001, he was a Vice Chairman and Consultant to Metro-Goldwyn-Mayer, Inc. Prior to joining MGM, Mr. Pisano was Executive Vice President of Paramount Pictures from May 1985 to June 1991, serving as General Counsel and a member of the Office of the Chairman. From 1969 to 1985, Mr. Pisano was a partner with the law firm O’Melveny & Myers LLP. Mr. Pisano is also a director of Coppola Group, FPA Capital Fund, Inc. and Netflix, Inc.

The Board of Directors recommends that stockholders vote FOR each of the nominees.

Other Directors

The following persons represent the members of our Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

Karen M. Ferguson, age 39, co-founded Resources Connection in June 1996. From inception to August 1998, Ms. Ferguson served as Managing Director of our Northern California practice. She currently serves as the Regional Managing Director of our Northeast Region and as an Executive Vice President, positions she has held since May 2001 and April 1999, respectively. Ms. Ferguson has been a director of Resources Connection since April 1999. Prior to joining us, Ms. Ferguson was a director with Accounting Solutions, a regional Northern California contract project-based firm from 1994 to 1995. From 1985 to 1994, Ms. Ferguson was in the San Francisco office of Deloitte & Touche, LLP, a professional services firm, most recently as a Senior Manager. Ms. Ferguson’s term of office as one of our directors expires at the Annual Meeting in 2004.

Stephen J. Giusto, age 40, co-founded Resources Connection in June 1996 and served as our National Director of Operations from inception until April 1999. Mr. Giusto has served as our Chief Financial Officer, Executive Vice President of Corporate Development and Secretary since April 1999. Mr. Giusto has been a director of Resources Connection since April 1999. Prior to founding Resources Connection, Mr. Giusto was in the Orange County, California real estate practice of Deloitte & Touche LLP, a professional services firm, from 1992 to 1996. He also previously served for two years in the Deloitte & Touche LLP national office in the Office of the Managing Partner. Mr. Giusto was admitted to the Deloitte & Touche LLP partnership in 1996. Mr. Giusto’s term of office as one of our directors expires at the Annual Meeting in 2005.

C. Stephen Mansfield, age 63, is a director of Resources Connection, a position he has held since August 2000. Mr. Mansfield is a lecturer in accounting and auditing at California Polytechnic State University, San Luis Obispo, a position he has held since 1999. From 1983 to 1989, Mr. Mansfield was the Partner-In-Charge of the Orange County, California office of Deloitte, Haskins & Sells, a professional services firm, which was a predecessor firm to Deloitte & Touche LLP. Mr. Mansfield, a Certified Public Accountant, retired from Deloitte & Touche LLP, in 1990, as a senior partner. Since December 2001, Mr. Mansfield has also served as a director of The Zippertubing Co. Mr. Mansfield’s term of office as one of our directors expires at the Annual Meeting in 2004.

Leonard Schutzman, age 56, is a director of Resources Connection, a position he has held since April 1999. From April 1999 to November 1999, Mr. Schutzman was a member of Venture Marketing Group LLC, a venture marketing firm. Between 1995 and 1999, Mr. Schutzman was an Executive Professor at the William E. Simon Graduate School of Management at the University of Rochester. From 1976 to 1993, he held several positions at Pepsi-Co., Inc., a company involved in the snack food, soft drink and juice businesses, most recently as Senior Vice President and Treasurer. Mr. Schutzman currently serves as Chairman of the Board of Nearware Networks and Cold Fusion Foods. Mr. Schutzman’s term of office as one of our directors expires at the Annual Meeting in 2004.

John C. Shaw, age 69, is a director of Resources Connection, a position he has held since June 1999. Mr. Shaw currently also serves as a partner of THE SHAW GROUP LLC, a general management and consulting company he founded in February 1997. From February 1997 to December 1999, Mr. Shaw served as the Dean of the Peter F. Drucker Graduate School of Management at Claremont Graduate University. In addition, from November 1994 to February 1997, Mr. Shaw served in the Office of the Chairman of WellPoint Health Networks Inc., a managed health care company. Prior to serving at Wellpoint, Mr. Shaw was a Vice Chairman with Deloitte & Touche LLP. Mr. Shaw’s term of office as one of our directors expires at the Annual Meeting in 2005.

Jolene Sykes, age 53, is a director of Resources Connection, a position she has held since April 2002. Ms. Sykes is currently an outside consultant for the Fortune Magazine group, as well as several private businesses in the Boston area. From 1999 to 2001, Ms. Sykes was the President of Fortune. From 1996 to 1999, Ms. Sykes

served as Publisher of Fortune. Ms. Sykes held various positions of responsibility for Time Inc. from 1985 to 1996 in sales and marketing, primarily for Time Inc.’s leading publications including Time, People, Sports Illustrated, Fortune and Money. Ms. Sykes’s term of office as one of our directors expires at the Annual Meeting in 2005.

Executive Officers

The following table sets forth information about our executive officers as of July 31, 2003. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position
Donald B. Murray	56	Chairman of the Board of Directors, Chief Executive Officer, President and Director
Stephen J. Giusto	40	Chief Financial Officer, Executive Vice President of Corporate Development, Secretary and Director
Karen M. Ferguson	39	Executive Vice President and Director
John D. Bower	42	Vice President, Finance
Kate W. Duchene	40	Chief Legal Officer, Executive Vice President of Human Relations and Assistant Secretary
Leo Witvliet	53	Chief Executive Officer, Director of Resources Connection.NL B.V.

John D. Bower.    Mr. Bower is our Vice President, Finance, a position he has held since April 1999. Mr. Bower served as our Director of Financial Reporting and Controller from January 1998 to April 1999. Mr. Bower served as Vice President, Finance of Mossimo, Inc., a clothing manufacturing company, from January 1997 to November 1997 and as Director, Finance for FHP International Corporation, a health maintenance organization, from June 1992 to January 1997. From 1982 through 1992, Mr. Bower worked in the Orange County, California office of Deloitte & Touche LLP, a professional services firm, most recently as a Senior Manager.

Kate W. Duchene.    Ms. Duchene is our Chief Legal Officer, a position she has held since December 1999. Ms. Duchene is also our Assistant Secretary and Executive Vice President, Human Relations, positions she has held since August 2000. Prior to joining Resources Connection, Ms. Duchene practiced law with O’Melveny & Myers LLP, a law firm, in Los Angeles, California, specializing in labor and employment matters. Ms. Duchene was with O’Melveny & Myers LLP from October 1990 through December 1999, most recently as a Special Counsel.

Leo Witvliet.    Mr. Witvliet is the Chief Executive Officer of our newly acquired subsidiary in the Netherlands, Resources Connection.NL B.V. Mr. Witvliet has served as the Chief Executive Officer of the business, and its predecessor E&Y Executive Temporary Management B.V. (“ETM”) since 1997. Prior to his employment with ETM, Mr. Witvliet was the General Manager/owner of Upgrade Adviseurs Associatie, a consultancy firm specializing in the area of information technology application from 1992 through 1996.

For information about executive officers Donald B. Murray, Stephen J. Giusto and Karen M. Ferguson, see descriptions above under “Nominees” and “Other Directors.”

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of six times during fiscal year 2003. During that same period, the Board acted three times by unanimous written consent. Each director attended at least 75% of the aggregate of (1) all Board meetings held during the period during fiscal year 2003 in which he or she was a director and (2) all committee meetings on which he or she served held during such period.

Committees of the Board of Directors

Prior to becoming a public company, our Board of Directors established two standing committees: a Compensation Committee and an Audit Committee. In 2002, the Board established a Nominating Committee as a third standing committee. In April 2003, the Board unanimously approved a restructuring of the committees and established two standing committees: a Corporate Governance, Nominating and Compensation Committee and an Audit Committee, each composed entirely of directors who are not officers or employees of Resources Connection. As part of the restructuring, the Board of Directors also created a Lead Director role to serve as a representative for the independent directors regarding the resolution and communication of any emergency situation or any conflict with the management of the Company. In this role, the Lead Director will also chair the regular executive sessions of the Board of Directors. For fiscal year 2004, the Board appointed A. Robert Pisano to serve as the Lead Director.

Corporate Governance, Nominating and Compensation Committee

The Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors consists of four non-employee directors, Ms. Sykes and Messrs. Pisano, Rosenfeld and Shaw. Mr. Shaw is the Chairman of the Committee. This Committee determines, approves and reports to the Board of Directors on all elements of compensation for our Chief Executive Officer. The Committee also approves, in consultation with the Chief Executive Officer, all compensation components affecting the executive vice presidents, including establishing salaries and reviewing benefit programs and reviewing, approving, recommending and administering our incentive compensation and stock option and stock purchase plans. The Committee reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors at the annual meeting of stockholders. While the Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the corporate secretary at the Company’s address and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Committee. The Company’s bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors. See “About the Meeting—When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2004 annual meeting?”

Before the restructuring, the Compensation Committee of the Board met five times during our 2003 fiscal year. Following the restructuring in April 2003, the Corporate Governance, Nominating and Compensation Committee met one time during our 2003 fiscal year.

Audit Committee

The Audit Committee of our Board of Directors consists of three non-employee directors. From June 2002 through April 22, 2003, Messrs. Mansfield, Rosenfeld and Shaw served as the independent directors. In April 2003, Mr. Shaw resigned from the Audit Committee and the Board approved the election of Mr. Schutzman to the Committee. Throughout our 2003 fiscal year, Mr. Mansfield served as the Chairman of the Audit Committee. Our Audit Committee operates under a written charter adopted by our Board of Directors, which is required to be provided to stockholders every three years, unless amended earlier. In April 2003, the Audit Committee approved an amendment to the charter. The amended Audit Committee charter is attached to this proxy statement as Appendix A . The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and appoints and engages, on behalf of our Board of Directors, the company’s independent accountants. The Audit Committee also reviews and approves the provision of services by PricewaterhouseCoopers LLP, as described under the caption “All Other Fees” below, to ensure such services are compatible with maintaining the independence of PricewaterhouseCoopers LLP. In discharging its duties, the Committee:

•	reviews and approves the scope of the annual audit and the independent accountant’s fees;

•	meets independently with our internal finance staff, our independent accountants and our senior management; and

•	consults with our auditors with regard to the plan of audit, the results of the audit and audit report and confers with the auditors regarding the adequacy of internal accounting controls.

During the year, our Board of Directors examined the composition of the Audit Committee in light of the Nasdaq Marketplace Rules requiring that all members of the Audit Committee be “independent directors.” Based upon this examination, the Board confirmed that each member of our Audit Committee is an “independent director” within the meaning of these rules.

The members of our Audit Committee met four times during our 2003 fiscal year.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our most recent annual financial statements and the reviews of the financial statements included in our quarterly reports during our 2003 fiscal year were $120,000.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for all other services rendered during our 2003 fiscal year were $17,467, resulting from international tax-related services, and $21,117, primarily relating to our acquisition of our new subsidiary Resources Connection.NL B.V.

The Audit Committee has reviewed the provision of services detailed in the section “All Other Fees” and determined that it is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors

Of Resources Connection, Inc.

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•	first, the Committee is responsible for monitoring the preparation of and reviewing the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors regarding significant accounting and reporting matters;

•	second, the Committee is responsible for the appointment, compensation and oversight of all of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting), as well as determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independent Standards Board Standard No. 1); and

•	third, the Committee oversees management’s implementation of effective systems of internal controls.

The Committee has reviewed and discussed with the Company’s management and its independent auditing firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended May 31, 2001, 2002 and 2003, known as the Audited Financial Statements. Management advised the Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Committee discussed with PricewaterhouseCoopers LLP the matters required by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee discussed with that firm its independence from the Company. The Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters and received the assurances from that firm, as the Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in Resources Connection’s Annual Report on Form 10-K for the fiscal year ended May 31, 2003.

THE AUDIT COMMITTEE

C. Stephen Mansfield, Chairman

Gerald Rosenfeld

Len Schutzman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering our 2003 fiscal year, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to us in all capacities during fiscal 2001, fiscal 2002 and fiscal 2003 by our Chief Executive Officer and the four other most highly compensated officers whose total salary and bonuses exceeded $100,000 in fiscal 2003. The individuals listed in the table below are collectively referred to as the named executive officers.

Summary Compensation Table

	Annual Compensation					All Other Annual Compensation ($)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)				Securities Underlying Options (#)
Donald B. Murray, Chief Executive Officer	2003 2002 2001	452,700 452,700 447,665	(5) (5) (5)	356,300 110,000 300,518	(1) (2) (3)	2,367 2,373 0	(6) (6)	37,500 75,000 40,000

Stephen J. Giusto, Chief Financial Officer	2003 2002 2001	270,000 270,000 267,038	(5) (5) (5)	119,458 65,000 136,404	(1) (2) (3)	2,170 2,373 0	(6) (6)	12,500 25,000 20,000

Karen M. Ferguson, Executive Vice President	2003 2002 2001	271,000 259,000 259,023	(5) (5) (5)	163,892 65,000 136,404	(1) (2) (3)	2,270 2,373 1,118	(6) (6) (6)	12,500 25,000 20,000

Brent M. Longnecker, Executive Vice President (7)	2003 2002 2001	322,200 322,200 318,646	(5) (5) (5)	136,150 65,000 156,600	(1,4) (2) (3)	2,368 2,373 0	(6) (6)	2,500 15,000 20,000

Kate W. Duchene, Chief Legal Officer	2003 2002 2001	225,000 175,000 174,423		155,000 65,000 79,335	(1) (2) (3)	0 0 0		12,500 25,000 20,000

(1)	Consists of bonuses earned in fiscal 2003 and paid in fiscal 2004.
(2)	Consists of bonuses earned in fiscal 2002 and paid in fiscal 2003.
(3)	Consists of bonuses earned in fiscal 2001 and paid in fiscal 2002.
(4)	In May 1999, Mr. Longnecker received a loan in the amount of $200,000 from the Company. On January 1, 2000, the Company forgave $50,000 of the loan. For fiscal year 2003, the Company retired $136,150 of the outstanding loan balance in lieu of a cash bonus payment.
(5)	Includes an automobile allowance of $9,000.
(6)	Consists of a matching contribution under the terms of Resources Connection’s defined contribution 401(k) plan.
(7)	Effective July 10, 2003, Mr. Longnecker ceased to be an Executive Vice President and Executive Officer of Resources Connection, Inc., but he continues as the President of Resources Consulting Group LP.

Stock Options and Long-Term Incentive Awards in Fiscal 2003

The table below sets forth the options granted to named executive officers during fiscal 2003. No restricted stock awards were granted to named executive officers in fiscal 2003.

Option/Sar Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2003	Exercise Price per Share ($/Share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Donald B. Murray	37,500	3.31	16.54	2/14/2013	390,072	988,519
Stephen J. Giusto	12,500	1.10	16.54	2/14/2013	130,024	329,506
Karen M. Ferguson	12,500	1.10	16.54	2/14/2013	130,024	329,506
Brent M. Longnecker	2,500	0.22	16.54	2/14/2013	26,005	65,901
Kate W. Duchene	12,500	1.10	16.54	2/14/2013	130,024	329,506

Each option vests in equal annual installments over the four-year period commencing on the grant date and has a maximum term of 10 years, subject to earlier termination upon the optionee’s cessation of service with Resources Connection.

The potential realizable values are based on an assumption that the stock price of our common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

Exercise of Options and Year-End Values

The following table provides summary information regarding option exercises and the number of shares of our common stock underlying outstanding stock options held by each of our named executive officers as of May 31, 2003.

Aggregated Option Exercises In Last Fiscal Year And  Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at May 31, 2003		Value of Unexercised In-the-Money Options at May 31, 2003
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Donald B. Murray	—	—	38,750	113,750	94,800	313,425
Stephen J. Giusto	—	—	16,250	41,250	47,400	120,275
Karen M. Ferguson	—	—	16,250	41,250	47,400	120,275
Brent M. Longnecker	10,000	42,068	3,750	23,750	0	61,975
Kate W. Duchene	—	—	53,750	53,750	773,775	362,400

Dollar values in the table shown above are calculated by taking the fair market value of our common stock on May 30, 2003 (the last trading day prior to our fiscal year end), subtracting the per share exercise price of the options, and multiplying the result by the number of shares.

Corporate Governance, Nominating and Compensation Committee Interlocks and Insider Participation

The Corporate Governance, Nominating and Compensation Committee (the “Committee”) of our Board of Directors consists of four non-employee directors, Ms. Sykes and Messrs. Shaw, Pisano and Rosenfeld. None of the members of the Committee is or was an officer or employee of our company. No executive officer of our company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors.

The following report of the Corporate Governance, Nominating and Compensation Committee does not constitute soliciting material and should not be deemed “filed” with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Report of the Corporate Governance, Nominating and Compensation Committee

of the Board of Directors

To the Board of Directors of Resources Connection, Inc.:

We submit the following report in the fulfillment of our duties as independent directors of the Board responsible for the oversight of compensation programs for the executive officers of the Company.

Compensation Philosophy

Our philosophy in setting compensation policies for the senior executive group, which includes our Chief Executive Officer and the executive vice presidents, is to attract, motivate and retain high caliber talent while maximizing stockholder value over time. The Committee is responsible for developing and implementing a total compensation package for all of the executive officers of the Company. The Committee strongly believes that executive compensation should be tied to corporate performance and increased stockholder value. The Committee has adopted the following guidelines in making its compensation decisions:

•	provide a fair and competitive total compensation package that enables us to attract and retain superior executive talent;

•	design compensation programs to further our yearly and long-term business objectives; and

•	include variable components in the compensation package that links executive financial reward to stockholder return.

Components of Executive Compensation

In this, our third year as a publicly-traded company, the Committee has continued to focus on the following three components in forming the total compensation package for its senior executive officers: base salary; annual incentive bonus; and long-term equity incentives. At this stage in the Company’s development, we do not believe it is necessary or desirable to change the fundamental elements of this compensation program.

Base Salary

Our Chief Executive Officer and two of the executive vice presidents have a written employment agreement that establishes each individual’s base salary. Annually, the Committee reviews base salary to determine if any merit-based or cost of living adjustments are appropriate. For the other executive vice presidents, the Committee consults with the Chief Executive Officer to set annually each individual’s base salary. The Committee intends to compensate our senior executive officers, including our Chief Executive Officer, fairly and competitively within the relevant industry. In order to evaluate our competitive position in the professional services industry, the Compensation Committee, with the assistance of an independent compensation specialist, reviews and analyzes the compensation packages, both cash and equity, offered by other publicly-traded, professional services companies. We believe that this approach has allowed the Committee to compensate the senior executive group fairly and competitively by industry standards. As reflected in the Summary Compensation Table, Mr. Murray’s salary for fiscal year 2003 was $443,700. As discussed below, the Committee also emphasizes longer-term compensation incentives for these executives as it believes that these longer-term incentives help motivate the executives to better achieve corporate performance goals, thereby more directly contributing to stockholder value.

Annual Incentive Bonus

During fiscal year 2003, our senior executive officers were eligible for a target annual incentive bonus, calculated by the Committee as a percentage of each officer’s base salary, under the terms of our Executive Incentive Bonus Plan, referred to as the Plan. The Plan promotes a pay-for-performance philosophy by providing the executive group with direct cash incentives to achieve corporate financial goals. All senior executive officers were eligible for target bonuses ranging from 50 to 65 percent of their base salary, depending upon their positions. During fiscal year 2003, bonuses awarded under the Plan to the executive officers, including Mr. Murray, were calculated based on our achievement of certain financial performance metrics. The successful completion of these goals was measured objectively by the Committee. The Plan allowed for the incentive awards to increase if the Company exceeded certain, defined financial objectives. In the event that the Company did not meet targeted performance goals, the Plan allowed the Committee to grant only discretionary awards up to a fixed percentage of the executive officers’ base compensation. The financial metrics used to calculate the incentive bonuses are based on confidential information and are competitively sensitive as they are derived from our internal projections and business plan. Mr. Murray’s annual bonus of $356,300 reflects more than the targeted bonus amount, given the Company’s corporate performance as measured against the defined goals. This bonus represented 44 percent of his total cash compensation. Elements of our financial performance for fiscal year 2003 that directly affected Mr. Murray’s bonus calculation (as well as the bonus calculation for the other officers) included achievement of revenue and net income goals for fiscal 2003.

Long-Term Incentives

The Committee may award stock options to the senior executive officers to enhance the link between executive pay and stockholder value. Awards are made pursuant to the Resources Connection, Inc. 1999 Long-Term Incentive Plan, referred to as the Incentive Plan. Under the Incentive Plan, the Committee also has the ability to award other equity-based incentives such as stock appreciation rights or restricted stock, but has not done so to date. The Committee is responsible for determining who should receive stock option grants, when the grants should be made, the exercise price per share and the number of shares to be granted. The Committee considers grants of long-term incentive awards to executive officers during each fiscal year. To date, stock options have been granted at an option price set at fair market value of our common stock on the date of grant. As such, stock options have value only if the stock price appreciates following the date the options are granted. The stock options reflected in the Summary Compensation Table are subject to a 48-month vesting period. This approach encourages the creation of stockholder value over the long term. The stock options awarded to the senior executive group in fiscal year 2003 were based on individual and corporate performance as determined by the Committee.

In fiscal 2003, Mr. Murray received options to purchase a total of 37,500 shares at the fair market value of the shares on the date of grant. The Committee strongly believes that equity ownership, including stock options, provides our executive officers substantial motivation to maximize long-term stockholder value.

Internal Revenue Code Section 162(m)

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to Resources Connection and to the executives of various payments and benefits. The policy of the Committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. Action will be taken to qualify most compensation approaches to ensure deductibility, except in those limited cases in which the Committee believes stockholder interests are best served by retaining flexibility. In such cases, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

Summary

The Compensation Committee believes that its executive compensation philosophy serves the best interests of Resources Connection and its stockholders. Executive compensation paid by Resources Connection is intended to be linked to, and consistent with, corporate performance, which the Committee believes will help align the interests of its executives with those of the stockholders.

THE CORPORATE GOVERNANCE,

NOMINATING AND COMPENSATION

COMMITTEE

John C. Shaw, Chairman

A. Robert Pisano

Gerald Rosenfeld

Jolene Sykes

Employment Agreements

We have entered into employment agreements with Mr. Murray, Mr. Giusto, and Ms. Ferguson. The Company’s employment agreement with Mr. Longnecker expired on April 30, 2002.

Mr. Murray.    Pursuant to his employment agreement, Mr. Murray serves as our Chief Executive Officer and receives an annual base salary of $443,700, which was increased to $550,000, effective July 3, 2003. The employment agreement has an initial term ending on March 31, 2004. If any payment Mr. Murray receives pursuant to his employment agreement is deemed to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, or compensation subject to excise tax under Section 4999 of the Internal Revenue Code, Mr. Murray is entitled to an excise tax gross-up payment not to exceed $1.0 million.

Mr. Giusto.    Pursuant to his employment agreement, Mr. Giusto serves as our Chief Financial Officer and receives an annual base salary of $261,000. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2004.

Ms. Ferguson.    Pursuant to her employment agreement, Ms. Ferguson serves as an Executive Vice President and receives an annual base salary of $262,000, which was increased to $277,000, effective July 3, 2003. The employment agreement provides for annual renewal. The agreement has been renewed through March 31, 2004. If Ms. Ferguson is terminated without cause, in addition to the severance payment described below, she will also receive reimbursement for her relocation expenses up to $100,000.

Mr. Longnecker.    Mr. Longnecker no longer serves as an Executive Vice President of the Company. He currently serves as the President of Resources Consulting Group and, in that position, receives an annual base salary of $313,200. Until April 30, 2002, Mr. Longnecker held this position of Executive Vice President of the Company pursuant to an employment agreement, which expired April 30, 2002, and was not renewed. Pursuant to his employment agreement, on May 1, 1999, we loaned $200,000 to Mr. Longnecker as further described in “Certain Relationships and Related Transactions.”

Each of the above-described employment agreements, still in effect except as described above, has the following uniform terms:

Automatic Renewal.    Upon termination of the initial term of the employment agreement, the agreement will automatically renew for one-year periods unless the employee or we elect not to extend the agreement.

Termination by Us Without Cause or by Employee for Good Reason.    In the event we do not renew, or reemploy under alternative terms, the agreement or the employee is terminated other than for “cause” (which is defined in the agreement to include, among other things, conviction of a felony, fraudulent conduct, failure to perform duties or observe covenants of the agreement, or theft) or if the employee terminates his or her employment for “good reason” (which is defined in the agreement to include, among other reasons, a change in control) the employee will receive severance pay which includes:

•	any accrued but unpaid base salary as of the date of the employee’s termination;

•	the earned but unpaid annual bonus, if any;

•	the target annual incentive compensation, if any, that the employee would have been entitled to receive pursuant to the employment agreement in respect of the fiscal year in which the termination occurs; and

•	the employee’s then current base salary multiplied by the greater of either (1) two, for Mr. Giusto and Ms. Ferguson, or three for Mr. Murray, and (2) the number of years (including fractions) remaining in the initial term of the agreement.

The employment agreements also provide that the employee shall be entitled to receive employee benefits to which the employee may be entitled under the employee benefit plans and continued participation in our group health insurance plans at our expense until the earlier of three years from the date of termination or the employee’s eligibility for participation in the group health plan of a subsequent employer.

Director Compensation

As compensation for their services on our Board of Directors, our non-employee directors receive:

•	$12,000 per year paid in cash or discounted stock options;

•	a one-time grant of 5,000 shares at the time a director joins the Board;

•	discretionary stock option grants; and

•	reimbursement for expenses they incur in attending Board and committee meetings.

Directors who serve on committees of our Board of Directors also receive a flat fee of $500 per committee meeting attended. The Chairperson of the Audit Committee receives a fee of $1,000 per committee meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following descriptions summarize the material terms of certain relationships and transactions with any of our officers, director and holders of 5% or more of our outstanding capital stock.

Longnecker Loan

Pursuant to an employment agreement with Mr. Longnecker, which expired on April 30, 2002, we loaned $200,000 to Mr. Longnecker on May 1, 1999. The loan is interest-free and matures on April 1, 2007. On January 1, 2000, $50,000 of the loan was forgiven as a portion of Mr. Longnecker’s compensation. As of May 31, 2003, the outstanding balance of the loan was $150,000. On June 30, 2003, $136,150 of the loan was forgiven in lieu of a cash bonus payment for fiscal year 2003. Additional amounts may be forgiven at the discretion of our Chief Executive Officer.

Relationship Between Our Financial Printing Company and Our Chief Legal Officer and Executive Vice President, Human Relations

We have hired R.R. Donnelley Financial Printing, or Donnelley, to provide us certain printing and related services. During June and July in 2002, the spouse of Ms. Duchene was employed by Donnelley. We paid a total of approximately $62,632.35 to Donnelley in fiscal year 2003.

Relationship With Spectrum Risk Management & Insurance Services

During fiscal 2003, Blue Shield of California, Blue Cross/Blue Shield of Illinois and Met/Life, the providers of certain of the Company’s employee health and dental insurance plans, paid Spectrum approximately $116,030.78 for broker services provided in connection with the Company’s employee benefit plans and $30,215.60 for broker services provided in connection with the company’s workers compensation plan. The brother of Kate Duchene, the Company’s Chief Legal Officer, owns a majority interest in Spectrum but is not the broker providing services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of July 31, 2003 for:

•	each person who beneficially owns more than five percent of the common stock of the Company;

•	each of our directors;

•	each named executive officer and each executive officer; and

•	all directors, named executive officers and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Resources Connection, Inc., 695 Town Center Drive, Suite 600, Costa Mesa, California 92626.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 22,390,729 shares of common stock outstanding as of July 31, 2003.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Directors and Named Officers
Donald B. Murray(1)	1,031,689	4.6%
Stephen J. Giusto(2)	299,803	*
Karen M. Ferguson(3)	196,500	*
Kate W. Duchene(4)	61,750	*
Gerald Rosenfeld(5)	138,902	*
Leonard Schutzman(6)	13,441	*
John C. Shaw(7)	5,520	*
C. Stephen Mansfield(8)	5,559	*
Jolene Sykes(9)	1,250	*
A. Robert Pisano(10)	811	*
Executive Officers and Directors as a group (12) persons)	1,780,772	7.95

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
Franklin Resources, Inc.(11)	2,256,551	10.4
Wasatch Advisors Inc.(12)	2,007,539	9.3
T. Rowe Price Associates, Inc.(13)	1,910,500	8.8
Delaware Management Holdings (14)	1,289,425	5.95
Delaware Management Business Trust(15)	1,228,600	5.67
J & W Seligman & Co.(16)	1,134,086	5.23

*	Represents less than 1%.
(1)	Includes shares owned by Mr. Murray and shares beneficially owned by Mr. Murray in The Murray Family Trust, Donald B. Murray, Trustee; Murray Family Income TR312000 Shimizu Ronald J Ttee. Mr. Murray is the beneficial owner of 38,750 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(2)	Includes shares owned by Mr. Giusto, beneficially owned by Mr. Giusto in The Giusto Family Income Trust dated 9/12/2000, Michael J. Giusto, trustee and 1,000 shares owned by the spouse of Mr. Giusto. Mr. Giusto is the beneficial owner of 16,250 shares of common stock subject to options exercisable within 60 days of July 31, 2003.

(3)	Ms. Ferguson is the beneficial owner of 16,250 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(4)	Ms. Duchene is the beneficial owner of 53,750 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(5)	Mr. Rosenfeld is the beneficial owner of 2,020 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(6)	Mr. Schutzman is the beneficial owner of 3,709 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(7)	Mr. Shaw is the beneficial owner of 4,520 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(8)	Mr. Mansfield is the beneficial owner of 750 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(9)	Ms. Sykes is the beneficial owner of 1,250 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(10)	Mr. Pisano is the beneficial owner of 811 shares of common stock subject to options exercisable within 60 days of July 31, 2003.
(11)	According to a Schedule 13G filed with the SEC by Franklin Resources, Inc. (“FRI”), dated February 12, 2003: (i) Franklin Advisers, Inc., an investment adviser subsidiary of FRI, has sole voting and dispositive power with respect to 1,713,569 shares of common stock, (ii) Franklin Private Client Group, Inc., a subsidiary of FRI, has sole dispositive power with respect to 542,982 shares of common stock, (iii) Charles B. Johnson and Rupert H. Johnson are the principal shareholders of FRI and may be deemed to be the beneficial owner of the securities held by persons and entities advised by FRI subsidiaries, and (iv) all of FRI, Charles B. Johnson, Rupert H. Johnson and the subsidiaries disclaim beneficial ownership with respect to the shares of common stock. The address of FRI listed in the Schedule 13G is One Franklin Parkway, San Mateo, California 94403.
(12)	According to a Schedule 13G filed with the SEC by Wasatch Advisors, Inc., dated February 14, 2003, Wasatch Advisors, Inc. has sole voting and dispositive power with respect to 2,007,539 shares of common stock. The address of Wasatch Advisors, Inc. listed in the Schedule 13G is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(13)	According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc., dated February 14, 2003, T. Rowe Price Associates, Inc. has sole voting power with respect to 340,300 shares of common stock and sole dispositive power with respect to 1,910,500 shares of common stock. The address of T. Rowe Price Associates, Inc. listed in the Schedule 13G is 100 East Pratt Street, Baltimore, Maryland 21202.
(14)	According to a Schedule 13G filed with the SEC by Delaware Management Holdings dated February 6, 2003, Delaware Management Holdings has sole voting power with respect to 1,283,814 shares of common stock, sole dispositive power with respect to 1,285,225 shares of common stock and shared dispositive power with respect to 4,200 shares of common stock. The address of Delaware Management Holdings listed in the Schedule 13G is 2005 Market Street, Philadelphia, Pennsylvania 19103.
(15)	According to a Schedule 13G filed with the SEC by Delaware Management Business Trust, dated February 6, 2003, Delaware Management Business Trust has sole voting power with respect to 1,228,600 shares of common stock, sole dispositive power with respect to 1,224,400 shares of common stock and shared dispositive power with respect to 4,200 shares of common stock. The address of Delaware Management Business Trust listed in the Schedule 13G is 2005 Market Street, Philadelphia, Pennsylvania 19103.
(16)

According to a Schedule 13G filed with the SEC by J. & W. Seligman & Co. Incorporated (“FRI”), dated February 10, 2003: (i) J. & W. Seligman & Co. Incorporated has shared voting power with respect to 886,008 shares of common stock and shared dispositive power with respect to 1,134,086 shares of common stock, and (ii) William C. Morris is the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, and may be deemed to be the beneficial owner of the securities held by persons and entities advised by J. & W. Seligman & Co. Incorporated. The address of J. & W. Seligman Co. Incorporated listed in the Schedule 13G is 100 Park Avenue, New York, New York 10017.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total return to the holders of our common stock with the cumulative total return of the Russell 2000 Index and the Standard Industry Code 8742 Management Consulting Services Index, or the SIC Index, for the period commencing on the first day our common stock was traded on the Nasdaq Stock Market, December 15, 2000, and ending on July 31, 2003. The graph assumes that $100 was invested on December 15, 2000 in our common stock and in each index (based on prices from the close of trading on December 15, 2000), and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period may not be indicative of future stockholder returns.

The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG RESOURCES CONNECTION, INC.,

THE RUSSELL 2000 INDEX AND SIC INDEX

ASSUMES $100 INVESTED ON DEC. 15, 2000

ASSUMES DIVIDENDS REINVESTED

	12/15/2000	5/26/01	5/25/02	5/31/03
RESOURCES CONNECTION	100.00	208.13	153.44	139.81
SIC INDEX	100.00	90.63	77.53	67.48
RUSSELL 2000 INDEX	100.00	102.68	100.80	91.20

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov and on our website at www.resourcesconnection.com.

By order of the Board of Directors,

Stephen J. Giusto

Secretary

Costa Mesa, California,

September 11, 2003

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY PROMPTLY OR, IF ELIGIBLE, VOTE BY PHONE OR INTERNET ACCORDING TO THE ENCLOSED INSTRUCTIONS

RESOURCES CONNECTION, INC.

CHARTER OF THE AUDIT COMMITTEE

This amended and restated charter is adopted by the Audit Committee of the Board of Directors (the “Audit Committee”) of Resources Connection, Inc., a Delaware corporation (the “Company”), on April 22, 2003. This charter shall be reviewed, reassessed and approved annually by the Audit Committee and the Company’s Board of Directors (the “Board”).

I.    STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Resources Connection, Inc. Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including the structure, processes and membership requirements.

The primary function of the Audit Committee is to assist the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors qualifications and independence, and (d) the performance of the Company’s independent auditors.

While the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibility of management and the independent auditors.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Audit Committee will be comprised of three or more directors of the Board. All members of the Audit Committee will be directors who meet the knowledge requirements and the independence requirements as set forth in the corporate governance standards of NASDAQ. The members of the Audit Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Audit Committee will be appointed by the Board. At least one member of the Audit Committee must qualify as a “financial expert” as set forth in the corporate governance standards of NASDAQ.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.    MEETINGS

The Audit Committee will meet four times per year on a quarterly basis, or more frequently as circumstances require. A special meeting of the Audit Committee may be called by the Chairperson and will be called promptly upon the request of any two Audit Committee members. The Audit Committee will require members of management, the independent auditors, and others to attend meetings and to provide pertinent information, as necessary. The Audit Committee will meet in separate executive sessions with management or the Company’s independent auditors (with such frequency as it determines) to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITY

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Audit Committee will have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The

Audit Committee will approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee may consult with management but will not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee will:

With respect to the independent auditors:

1.    Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit report or related work.

2.    Have the sole authority to review in advance, and grant any appropriate preapproval of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The approved non-auditing services must be disclosed in the Company’s periodic public reports required by Section 13(a) of the Securities Exchange Act of 1934. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting.

3.    Review the performance of the Company’s independent auditors on at least an annual basis.

4.    At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues, and (iii) all relationships between the independent auditors and the Company.

5.    Confirm that the lead audit partner having the primary responsibility for the audit and the reviewing audit partner of the Company’s independent auditors are rotated at least every five years.

6.    Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

7.    Review, based upon the recommendation of the independent auditors the scope and plan of work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1.    Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and results of the independent auditors’ review of the quarterly statements) prior to the public release of such information.

2.    Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Audit Committee deems material prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

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3.    Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the auditors in accordance with AICPA Statement on Auditing Standards 61.

4.    Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

5.    Prepare the report of the Audit Committee required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange requirements or rules.

Periodic and Annual Reviews:

1.    Periodically review separately with management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

2.    Periodically discuss with the independent auditors, without management being present, (i) their judgment about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

3.    Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management.

4.    Review with management, the independent auditors and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5.    Review and discuss with management the Company’s earnings press release (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

With respect to internal controls, internal audit and risk management

1.    In consultation with the independent auditors review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations.

2.    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.    Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, if any, and review summaries of material internal audit reports and management’s responses.

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4.    Discuss policies with respect to risk assessment and risk management periodically with management and independent auditors, and the Company’s plans to monitor, control and minimize such risks and exposures.

Other:

1.    Review and approve all related party transactions.

2.    Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

3.    Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

4.    Review with management and the independent auditors the sufficiency and quality of the accounting and other financial personnel of the Company.

5.    Regularly report to the Board on the Audit Committee’s activities and make appropriate recommendations.

6.    The Committee will conduct an annual performance evaluation of this Committee.

7.    Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Audit Committee or the Board deems necessary or appropriate.

V.    RESOURCES AND AUTHORITY

The Audit Committee has the power, in its sole discretion, to retain at the Company’s expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

The Audit Committee will act in reliance on management, the Company’s independent auditors, internal auditors, and the representations of advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

VI.    DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website at www.resourcesconnection.com.

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[FRONT OF PROXY CARD]

RESOURCES CONNECTION, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, OCTOBER 17, 2003

The undersigned, a stockholder of RESOURCES CONNECTION, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report to Stockholders for its fiscal year ended May 31, 2003; and, revoking any proxy previously given, hereby constitutes and appoints Donald B. Murray and Stephen J. Giusto, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote all shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza Hotel, located at 686 Anton Boulevard, Costa Mesa, California 92626, on October 17, 2003 at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1.

1.	Nominees for a three-year term as a member of the Company’s Board of Directors:

Donald B. Murray

☐	For this nominee

☐	Withhold authority to vote for this nominee

Gerald Rosenfeld

☐	For this nominee

☐	Withhold authority to vote for this nominee

A. Robert Pisano

☐	For this nominee

☐	Withhold authority to vote for this nominee

2.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

(continued and to be signed on other side)

[BACK OF PROXY CARD]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE IN PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated , 2003
SIGNATURE OF STOCKHOLDER

Dated , 2003
SIGNATURE OF STOCKHOLDER

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.